Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of June 30, 2008, our office portfolio was comprised of whole or partial interests in 39 properties totaling approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 15 million square feet, which accommodates almost 48,000 vehicles.  We have two projects under development that total approximately 387,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 17 million square feet of office, hotel, retail, residential and structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly reports on Form 10-Q and annual report on Form 10-K/A filed with the Securities and Exchange Commission (SEC).  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Orange County Asset Disposition Program:

In June 2008, we announced that we had identified near-term opportunities to reduce our debt and related debt service obligations, and increase our Funds from Operations (FFO) by potentially disposing of certain of our assets in Orange County, California.  Proceeds from these dispositions will be used to pay down debt and for other general corporate purposes.

On July 8, 2008, we announced we had entered into an agreement on June 26, 2008 to sell Main Plaza to Shorenstein Properties LLC.  The purchase price is approximately $211 million and includes Shorenstein’s assumption of the $160.7 million mortgage loan on the property and the transfer to Shorenstein of approximately $10 million of restricted leasing reserves.  The sale is subject to Shorenstein’s assumption of the existing mortgage, which requires the consent of the lender, and customary closing conditions.  We expect the transaction to close in the third quarter of 2008.  Net proceeds expected from this transaction total approximately $48 million.

In connection with this transaction, we recorded a non-cash impairment charge totaling $51.9 million during the second quarter of 2008.  This impairment charge was made pursuant to Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, and represents the fair value of Main Plaza as of June 30, 2008 as calculated based on the sales price being negotiated at the time of the charge.  Prior to recording the impairment, the carrying amount of Main Plaza was based on an allocation of the $2.875 billion purchase price paid for the acquisition of 24 office properties and 11 development sites from Blackstone Real Estate Advisors in April 2007.  The price allocated to this property was determined using management’s best estimate of its fair value during 2007.

Debt:

As of June 30, 2008 and through the date of this report, we have approximately $119.7 million available to be drawn under our $130.0 million revolving credit facility.  Approximately $10.3 million of the facility has been used to secure standby letters of credit, none of which have been drawn through the date of this report.  We expect to terminate this facility upon the closing of the anticipated financing on our Plaza Las Fuentes and Westin® Pasadena Hotel properties as discussed below.

As of June 30, 2008, approximately 86% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.7% on an interest-only basis with a weighted average remaining term of approximately seven years.

On April 21, 2008, we repaid the existing $200 million mortgage loan secured by Griffin Towers.  The repayment was funded through the issuance of $180 million in new debt, including $35 million in new secured recourse debt issued by Maguire Partners, L.P., the operating partnership of which we are the sole general partner (the “Operating Partnership”), and $20 million of cash on hand.

In June 2008, we announced that we are in advanced discussions with EuroHypo Bank to obtain a short-term, variable-rate loan on Plaza Las Fuentes and the Westin® Pasadena Hotel.  Proceeds are expected to range between approximately $100 million and $110 million and will not be immediately deployed as they are intended to provide us with an additional liquidity cushion.  We expect this loan to close in the third quarter of 2008.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Quarterly Highlights (continued)

Leasing Activities:

During the second quarter, new leases and renewals were executed for approximately 0.8 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter increased 21% in our Effective Portfolio, while GAAP rent increased 37% during the same period.  Within the Los Angeles central business district, cash rent growth was 13%, while GAAP rent growth was 34%.  Within Orange County, cash rent growth was 26% and GAAP rent growth was 38%.  Leases totaling approximately 0.9 million square feet expired during the second quarter (including our pro rata share of our joint venture properties).  Our new lease amounts as well as lease expiration amounts reflect the expiration of the Latham & Watkins LLP lease at US Bank Tower and their new lease at KPMG Tower.

Development Activities:

At Lantana South, which we estimate to be completed early in the third quarter of 2008, the building core and shell work is 95% complete.  We expect to begin tenant improvement work at Lantana South in third quarter 2008 and at Lantana East in fourth quarter 2008.  Our development project at the Lantana Media Campus is comprised of two office buildings totaling 198,000 square feet with 223,000 square feet of structured parking located in Santa Monica, California.  As of the date of this report, approximately 81% of this project has been pre-leased.

Construction activities continued at 207 Goode during the second quarter of 2008.  The building was topped out, and structural steel plumbing and welding operations were completed.  Work continued on the metal deck, with concrete fill being completed on the 2nd through 4th floors.  Fireproofing operation of structural members began on the ground floor.  Fire sprinkler operation, including risers and main runs, began in the second quarter.  We expect to complete construction late in the second quarter of 2009.  207 Goode is an eight-story, 189,000 square foot office building located in Glendale, California.

Impact of Strategic Alternatives Review and Management Changes on our Financial Statements:

During the second quarter of 2008, the Special Committee of our board of directors concluded their review of strategic alternatives for our company.  The costs incurred related to this review totaled $8.3 million, of which $1.9 million were recorded in three months ended June 30, 2008 and $6.4 million in the three months ended March 31, 2008.  These costs, mainly investment banking, legal and other professional fees, are included as part of general and administrative in our consolidated statements of operations.

On May 17, 2008, the board of directors named Nelson C. Rising as our President and Chief Executive Officer and elected him to the board of directors.  At that same time, Robert F. Maguire III stepped down from our board of directors and resigned as our Chairman and Chief Executive Officer.  Walter L. Weisman, previously Vice Chairman and Lead Director, was elected Chairman of the board of directors. As part of this change in management, we relocated our corporate offices from Santa Monica, California to Los Angeles, California and are in the process of either terminating or subletting our office space at 1733 Ocean Avenue in Santa Monica, California, a property beneficially owned by Mr. Maguire.

In June 2008, we announced that William H. Flaherty, Martin A. Griffiths and Paul S. Rutter were each stepping down from their positions.  Mr. Flaherty was formerly our Senior Vice President Marketing, Mr. Griffiths was formerly our Executive Vice President and Chief Financial Officer, and Mr. Rutter was formerly our Executive Vice President, Major Transactions.

During the three months ended June 30, 2008, we recorded $15.6 million of costs in connection with these management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are included as part of general and administrative in our consolidated statement of operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Ted J. Bishak	Senior Vice President, Asset Management
Douglas J. Gardner	Executive Vice President, Operations	Robert P. Goodwin	Senior Vice President, Construction and Development
Mark T. Lammas	Executive Vice President, Investments	Peter K. Johnston	Senior Vice President, Leasing
Shant Koumriqian	Senior Vice President, Finance and Chief Accounting Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary	Christopher C. Rising	Senior Vice President, Strategic Initiatives

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (718) 921-8201 www.amstock.com	Quarterly results for 2008 will be announced according to the following schedule:
	Third Quarter	Late October 2008
	Fourth Quarter	Early February 2009

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Investor Information (continued)

Equity Research Coverage

Banc of America Securities	Mitchell Germain	(212) 847-5794
Citigroup Global Markets Inc.	Michael Bilerman	(212) 816-1383
Credit Suisse	Steven Benyik	(212) 538-0239
Deutsche Bank Securities	Louis Taylor	(212) 250-4912
Friedman, Billings, Ramsey Group, Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Merrill Lynch	Steve Sakwa	(212) 449-0335
Raymond James & Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(414) 765-7063
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307
Wachovia Securities	Christopher Haley	(443) 263-6773

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2008		2007
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
High price	$17.65	$29.90	$30.73	$36.00	$38.08
Low price	$11.83	$12.42	$23.84	$21.95	$33.26
Closing price	$12.17	$14.31	$29.47	$25.83	$34.33
Dividends per share - annualized	$–	$–	$1.60	$1.60	$1.60
Closing dividend yield - annualized	(1)	(1)	5.43%	6.19%	4.66%
Closing common shares and limited partnership units outstanding (in thousands)	54,655	54,610	54,592	54,589	54,617
Closing market value of common shares and limited partnership units outstanding (in thousands)	$665,152	$781,457	$1,608,813	$1,410,022	$1,875,005
	.	.

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	$0.4000	$0.4000	$0.4000
Declaration date			December 17, 2007	September 18, 2007	June 11, 2007
Record date			December 31, 2007	September 28, 2007	June 29, 2007
Payment date			January 31, 2008	October 31, 2007	July 31, 2007

Series A Preferred Stock
Dividend amount per share	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declaration date	June 24, 2008	April 1, 2008	December 17, 2007	September 18, 2007	June 11, 2007
Record date	July 11, 2008	April 11, 2008	December 31, 2007	September 28, 2007	June 29, 2007
Payment date	July 31, 2008	April 30, 2008	January 31, 2008	October 31, 2007	July 31, 2007

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2008.  There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Income Items:
Revenue (1)	$143,904	$147,709	$154,946	$152,010	$141,760
Straight line rent	4,281	3,713	2,907	3,619	3,544
Fair value lease revenue (2)	7,972	8,267	9,749	9,810	7,903
Lease termination fees	86	416	342	2,884	-
Office property operating margin (3)	60.3%	60.6%	60.4%	61.6%	63.8%

Net (loss) income available to common stockholders	$(110,628)	$(48,591)	$(44,462)	$81,734	$(24,430)
Net (loss) income available to common stockholders - basic	(2.32)	(1.03)	(0.95)	1.74	(0.52)
Net (loss) income available to common stockholders - diluted	(2.32)	(1.03)	(0.95)	1.74	(0.52)

Funds from operations (FFO) available to common stockholders (4)	$(56,383)	$(678)	$6,715	$(2,727)	$(2,426)
FFO per share - basic (4)	(1.18)	(0.01)	0.14	(0.06)	(0.05)
FFO per share - diluted (4)	(1.18)	(0.01)	0.14	(0.06)	(0.05)
FFO per share before specified items - basic (4)	0.10	0.10	0.16	0.19	0.27
FFO per share before specified items - diluted (4)	0.09	0.10	0.16	0.19	0.27

Dividends declared per common share	$–	$–	$0.4000	$0.4000	$0.4000
Dividends declared per preferred share (5)	0.4766	0.4766	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	0.14	1.01	1.07	2.96	1.40
Interest coverage ratio before specified items (7)	1.08	1.10	1.09	1.11	1.19
Fixed-charge coverage ratio (8)	0.13	0.94	1.01	2.79	1.31
Fixed-charge coverage ratio before specified items (9)	1.00	1.02	1.02	1.04	1.11
FFO payout ratio (10)	–	–	279.4%	-666.7%	-800.0%
FFO payout ratio before specified items (11)	–	–	250.9%	210.5%	148.1%
AFFO payout ratio (12)	–	–	-104.3%	-144.1%	-242.7%

Capitalization:
Common stock price @ quarter end	$12.17	$14.31	$29.47	$25.83	$34.33

Total consolidated debt	$5,052,546	$5,033,505	$5,003,341	$5,066,116	$5,350,470
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (13)	665,152	781,457	1,608,813	1,410,022	1,875,005
Total consolidated market capitalization	$5,967,698	$6,064,962	$6,862,154	$6,726,138	$7,475,475

Company share of MMO joint venture debt	161,707	161,846	161,987	162,035	161,650
Total combined market capitalization	$6,129,405	$6,226,808	$7,024,141	$6,888,173	$7,637,125

Total consolidated debt / total consolidated market capitalization	84.7%	83.0%	72.9%	75.3%	71.6%
Total combined debt / total combined market capitalization	85.1%	83.4%	73.5%	75.9%	72.2%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	88.9%	87.1%	76.6%	79.0%	74.9%
Total combined debt plus liquidation preference / total combined market capitalization	89.1%	87.5%	77.1%	79.5%	75.4%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Financial Highlights (continued)
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

__________
(1)	Excludes revenue from discontinued operations of approximately $3 million and $13 million for the three months ended September 30 and June 30, 2007, respectively.
(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 45. For a quantitative reconciliation of the differences between FFO and net income, see page 14.
(5)	Preferred dividends were declared for the three months ended July 31, April 30 and January 31, 2008, and October 31 and July 31, 2007, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of  $10,806, $76,028, $86,573, $236,789 and  $108,230, respectively, divided by cash paid for interest of $74,570, $75,084, $80,577, $79,977 and $77,166, respectively.  For a discussion of EBITDA, see page 47.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 16.

(7)
Calculated as Adjusted EBITDA of $80,194, $82,430, $87,459, $88,723 and $91,567, respectively, divided by cash paid for interest of $74,570, $75,084, $80,577, $79,977 and $77,166, respectively.  For a discussion of Adjusted EBITDA, see page 47.

(8)	Calculated as EBITDA of $10,806, $76,028, $86,573, $236,789 and $108,230, respectively, divided by fixed charges of $80,150, $80,529, $85,870, $84,978 and $82,503, respectively.
(9)	Calculated as Adjusted EBITDA of $80,194, $82,430, $87,459, $88,723 and $91,567, respectively, divided by fixed charges of $80,150, $80,529, $85,870, $84,978 and $82,503, respectively.
(10)	Calculated as dividends declared per common share divided by FFO per share - diluted.
(11)	Calculated as dividends declared per common share divided by FFO per share before specified items – diluted.
(12)
Calculated as common stock dividends and Operating Partnership distributions declared of $21,710, $21,715 and $21,715 for the three months ended December 31, September 30 and June 30, 2007, respectively, divided by AFFO of ($20,822), ($15,073) and ($8,947) for the three months ended December 31, September 30 and June 30, 2007, respectively.  The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2008.  There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all.  For a definition of AFFO, see page 46.  For a quantitative reconciliation of the differences between AFFO and FFO, see page 15.

(13)
Assuming 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

Assets
Investments in real estate	$5,492,942	$5,490,807	$5,439,044	$5,464,836	$5,507,161
Less: accumulated depreciation	(552,300)	(514,454)	(476,337)	(441,026)	(408,610)
	4,940,642	4,976,353	4,962,707	5,023,810	5,098,551
Assets associated with real estate held for sale	–	–	–	–	148,754
	4,940,642	4,976,353	4,962,707	5,023,810	5,247,305
Cash, cash equivalents and restricted cash	308,382	345,384	414,092	474,889	459,269
Rents, deferred rents and other receivables, net	87,576	85,116	81,454	75,890	77,433
Deferred charges, net	207,202	217,291	230,994	276,575	289,681
Other assets	33,486	46,903	42,206	41,270	41,426
Investment in unconsolidated joint ventures	14,886	16,759	18,325	19,557	21,399
Total assets	$5,592,174	$5,687,806	$5,749,778	$5,911,991	$6,136,513

Liabilities, minority interests and stockholders' equity
Mortgage and other secured loans	$5,052,546	$5,033,505	$5,003,341	$5,066,116	$5,232,969
Dividends and distributions payable	3,177	–	24,888	24,892	24,934
Accounts payable, accrued interest payable and other liabilities	212,558	215,632	207,741	199,952	180,858
Acquired below-market leases, net	135,268	145,365	155,824	174,680	188,225
Obligations associated with real estate held for sale	–	–	–	–	119,774
Total liabilities	5,403,549	5,394,502	5,391,794	5,465,640	5,746,760

Minority interests	–	4,904	14,670	26,624	18,981

Stockholders' equity
Common and preferred stock and additional paid-in capital	695,206	695,235	692,090	690,411	688,454
Accumulated deficit and dividends	(490,954)	(377,149)	(331,735)	(268,830)	(331,730)
Accumulated other comprehensive (loss) income, net	(15,627)	(29,686)	(17,041)	(1,854)	14,048
Total stockholders' equity	188,625	288,400	343,314	419,727	370,772
Total liabilities, minority interests and stockholders' equity	$5,592,174	$5,687,806	$5,749,778	$5,911,991	$6,136,513

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Revenue:
Rental	$91,235	$92,158	$96,115	$98,313	$88,425
Tenant reimbursements	26,616	28,766	29,161	27,782	27,709
Hotel operations	6,986	6,881	7,260	6,705	7,061
Parking	13,895	14,210	13,965	12,889	11,785
Management, leasing and development services	1,857	1,957	2,510	1,716	3,403
Interest and other	3,315	3,737	5,935	4,605	3,377
Total revenue	143,904	147,709	154,946	152,010	141,760

Expenses:
Rental property operating and maintenance	33,227	34,765	35,434	35,625	29,919
Hotel operating and maintenance	4,567	4,415	4,548	4,208	4,391
Real estate taxes	14,876	14,244	14,653	14,467	12,699
Parking	4,224	4,265	5,079	3,323	3,667
General and administrative	27,071	16,674	9,789	8,973	11,152
Other expense	1,405	1,528	2,050	1,949	1,042
Depreciation and amortization	51,027	53,108	56,856	60,421	54,919
Impairment of long-lived assets	51,898	–	–	–	–
Interest	67,947	69,749	71,708	70,081	62,103
Loss from early extinguishment of debt	–	–	886	12,440	8,336
Total expenses	256,242	198,748	201,003	211,487	188,228

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and minority interests	(112,338)	(51,039)	(46,057)	(59,477)	(46,468)
Equity in net loss of unconsolidated joint venture	(388)	(276)	(426)	(485)	(531)
Minority interests allocated to continuing operations	6,864	7,490	6,935	8,777	7,034
Loss from continuing operations	(105,862)	(43,825)	(39,548)	(51,185)	(39,965)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate
and minority interests	–	–	(171)	(2,214)	(10,395)
Gain on sale of real estate	–	–	–	161,497	33,890
Minority interests allocated to discontinued operations	–	–	23	(21,598)	(3,194)
(Loss) income from discontinued operations	–	–	(148)	137,685	20,301

Net (loss) income	(105,862)	(43,825)	(39,696)	86,500	(19,664)
Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)
Net (loss) income available to common stockholders	$(110,628)	$(48,591)	$(44,462)	$81,734	$(24,430)

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(2.32)	$(1.03)	$(0.95)	$(1.20)	$(0.95)
Income from discontinued operations	–	–	-	2.94	0.43
Net (loss) income available to common stockholders	$(2.32)	$(1.03)	$(0.95)	$1.74	$(0.52)
Weighted average number of common shares outstanding	47,615,421	46,982,531	46,870,622	46,870,588	46,678,583

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(2.32)	$(1.03)	$(0.95)	$(1.19)	$(0.95)
Income from discontinued operations	–	–	-	2.93	0.43
Net (loss) income available to common stockholders	$(2.32)	$(1.03)	$(0.95)	$1.74	$(0.52)

Weighted average number of common and common equivalent shares outstanding	47,615,421	46,982,531	46,870,622	46,893,916	46,678,583

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007
Revenue:
Rental	$21	$2,544	$11,150
Tenant reimbursements	(4)	271	1,276
Parking	1	191	302
Interest and other	(14)	25	64
Total revenue	4	3,031	12,792

Expenses:
Rental property operating and maintenance	140	1,635	2,504
Real estate taxes	30	233	1,650
Parking	5	63	44
Depreciation and amortization	–	1,023	2,124
Interest	–	1,300	7,974
Loss from early extinguishment of debt	–	991	8,891
Total expenses	175	5,245	23,187

Loss from discontinued operations before gain on sale of real estate and minority interests	(171)	(2,214)	(10,395)
Gain on sale of real estate	–	161,497	33,890
Minority interest allocated to discontinued operations	23	(21,598)	(3,194)

(Loss) income from discontinued operations	$(148)	$137,685	$20,301

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

Revenue:
Rental	$21,888	$22,110	$21,458	$21,925	$20,144
Tenant reimbursements	5,148	6,972	7,857	6,892	7,777
Parking	2,318	2,232	2,426	2,099	2,222
Interest and other	48	66	67	50	290
Total revenue	29,402	31,380	31,808	30,966	30,433

Expenses:
Rental property operating and maintenance	6,309	6,119	6,563	6,046	6,113
Real estate taxes	2,034	3,815	3,797	3,738	3,629
Parking	424	449	411	504	441
Depreciation and amortization	11,884	11,514	12,250	12,172	12,140
Interest	10,907	10,917	11,061	11,046	10,928
Other	1,566	1,255	1,195	1,277	1,038
Total expenses	33,124	34,069	35,277	34,783	34,289

Net loss	$(3,722)	$(2,689)	$(3,469)	$(3,817)	$(3,856)

Company share	$(744)	$(538)	$(694)	$(764)	$(771)
Intercompany eliminations	356	262	268	279	240

Equity in net loss of unconsolidated joint venture	$(388)	$(276)	$(426)	$(485)	$(531)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Funds from Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

Reconciliation of net (loss) income to funds from operations:

Net (loss) income available to common stockholders	$(110,628)	$(48,591)	$(44,462)	$81,734	$(24,430)

Add: Depreciation and amortization of real estate assets	50,888	52,995	56,733	61,353	56,925
Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	2,377	2,303	2,451	2,434	2,428
Minority interests	(6,864)	(7,490)	(6,958)	12,821	(3,840)
Deduct: Gain on sale of real estate	–	–	–	161,497	33,890

Funds from operations available to common stockholders and unit holders (FFO) (2)	$(64,227)	$(783)	$7,764	$(3,155)	$(2,807)

Company share of FFO (3)	$(56,383)	$(678)	$6,715	$(2,727)	$(2,426)

FFO per share - basic	$(1.18)	$(0.01)	$0.14	$(0.06)	$(0.05)
FFO per share - diluted	$(1.18)	$(0.01)	$0.14	$(0.06)	$(0.05)

Weighted average number of common shares outstanding - basic	47,615,421	46,982,531	46,870,622	46,870,588	46,678,583
Weighted average number of common and common equivalent shares outstanding - diluted	47,875,984	47,026,291	46,899,660	46,893,916	46,891,402
Weighted average diluted shares and units	54,550,557	54,319,693	54,305,576	54,299,832	54,297,318

Reconciliation of FFO to FFO before specified items: (2)

FFO available to common stockholders and unit holders (FFO)	$(64,227)	$(783)	$7,764	$(3,155)	$(2,807)
Add: Loss from early extinguishment of debt included in continuing operations	–	–	886	12,440	8,336
Loss from early extinguishment of debt included in discontinued operations	–	–	–	991	8,891
Impairment of long-lived assets	51,898	–	–	–	–
Costs associated with strategic alternatives and management changes	17,490	6,402	–	–	–
FFO before specified items	$5,161	$5,619	$8,650	$10,276	$14,420

Company share of FFO before specified items (3)	$4,531	$4,869	$7,477	$8,883	$12,461

FFO per share before before specified items - basic	$0.10	$0.10	$0.16	$0.19	$0.27
FFO per share before before specified items - diluted	$0.09	$0.10	$0.16	$0.19	$0.27
__________
(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 45.
(3)
Based on a weighted average interest in our Operating Partnership of approximately 87.8% for the three months ended June 30, 2008, 86.6% for the three months ended March 31, 2008 and 86.4% for all periods presented during 2007.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

FFO	$(64,227)	$(783)	$7,764	$(3,155)	$(2,807)
Add: Non-real estate depreciation	1,711	113	123	91	118
Straight line ground lease expense	582	609	609	1,015	–
Amortization of deferred financing costs	2,085	3,597	3,321	1,523	1,436
Non-cash stock compensation	(93)	2,266	1,653	2,232	2,236
Impairment of long-lived assets	51,898	–	–	–	–
Loss from early extinguishment of debt (2)	–	–	886	13,431	17,227

Deduct: Accretion of interest rate swap sold	–	–	–	81	122
Straight line rent	4,281	3,713	2,907	3,561	3,709
Fair value lease revenue	7,972	8,267	9,749	9,900	8,144
Capitalized payments (3)	8,664	8,852	12,173	9,711	7,537
Non-recoverable capital expenditures (4), (5)	2,523	4,470	3,413	3,287	2,989
Recoverable capital expenditures	56	292	1,133	532	633
Hotel improvements, equipment upgrades and replacements	111	45	172	156	148
2nd generation tenant improvements and leasing commissions (6), (7)	6,617	3,530	5,048	2,292	2,957
MMO joint venture AFFO adjustments	610	418	583	690	918

Adjusted funds from operations (AFFO)	$(38,878)	$(23,785)	$(20,822)	$(15,073)	$(8,947)
__________
(1)	For the definition and computation method of AFFO, see page 46. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 16.
(2)
The three months ended September 30, 2007 includes approximately $8 million of prepayment costs related to the refinancing of the KPMG Tower and approximately $1 million in losses from early extinguishment of debt attributable to discontinued operations.  The three months ended June 30, 2007 includes approximately $9 million in losses from early extinguishment of debt attributable to discontinued operations and $2.3 million in cash defeasance costs funded from the net proceeds of the Wells Fargo Tower refinancing.

(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $2.8 million and $3.3 million of non-recoverable capital expenditures for the three months ended June 30 and March 31, 2008, respectively, as a result of discretionary renovation costs at KPMG Tower.  Excludes $0.3 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of planned renovation at Lantana Media Campus.

(5)
Excludes $1.9 million of non-recoverable capital expenditures for the three months ended December 31, 2007 at KPMG Tower as a result of discretionary renovation costs.  Excludes $0.2 million, $0.7 million and $0.3 million of expenditures for the three months ended December 31, September 30 and June 30, 2007, respectively, related to planned renovation at Lantana Media Campus.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.4 million, $1.1 million, $1.1 million, $8.0 million and $1.8 million for the three months ended June 30 and March 31, 2008, and December 31, September 30 and June 30, 2007, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $12.7 million, $11.3 million, $14.0 million, $8.2 million and $4.4 million for the three months ended June 30 and March 31, 2008, and December 31, September 30 and June 30, 2007, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (loss) income	$(105,862)	$(43,825)	$(39,696)	$86,500	$(19,664)
Add: Minority interests	(6,864)	(7,490)	(6,958)	12,821	(3,840)
Interest expense (3)	67,947	69,749	71,708	71,381	70,077
Company share of interest expense included in unconsolidated joint venture	2,181	2,183	2,212	2,209	2,186
Depreciation and amortization (4)	51,027	53,108	56,856	61,444	57,043
Company share of depreciation and amortization included in unconsolidated joint venture	2,377	2,303	2,451	2,434	2,428

EBITDA	$10,806	$76,028	$86,573	$236,789	$108,230

EBITDA	$10,806	$76,028	$86,573	$236,789	$108,230
Add: Loss from early extinguishment of debt included in continuing operations	–	–	886	12,440	8,336
Loss from early extinguishment of debt included in discontinued operations	–	–	–	991	8,891
Impairment of long-lived assets	51,898	–	–	–	–
Costs associated with strategic alternatives and management changes	17,490	6,402	–	–	–
Deduct: Gain on sale of real estate	–	–	–	161,497	33,890

Adjusted EBITDA	$80,194	$82,430	$87,459	$88,723	$91,567

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$4,109	$(12,201)	$(11,838)	$23,523	$24,769
Changes in other assets and liabilities	(33,680)	(3,247)	782	(32,329)	(26,989)
Non-recoverable capital expenditures	(2,523)	(4,470)	(3,413)	(3,287)	(2,989)
Recoverable capital expenditures	(56)	(292)	(1,133)	(532)	(633)
Hotel improvements, equipment upgrades and replacements	(111)	(45)	(172)	(156)	(148)
2nd generation tenant improvements and leasing commissions (5), (6)	(6,617)	(3,530)	(5,048)	(2,292)	(2,957)

AFFO	$(38,878)	$(23,785)	$(20,822)	$(15,073)	$(8,947)
__________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 47.
(2)	For the definition and discussion of AFFO, see page 46.
(3)	Includes interest expense of $1.3 million and $8.0 million for the three months ended September 30 and June 30, 2007, respectively, related to discontinued operations.
(4)	Includes depreciation and amortization of $1.0 million and $2.1 million for the three months ended September 30 and June 30, 2007, respectively, related to discontinued operations.
(5)
Excludes 1st generation tenant improvements and leasing commissions of $0.4 million, $1.1 million, $1.1 million, $8.0 million and $1.8 million for the three months ended June 30 and March 31, 2008, and December 31, September 30 and June 30, 2007, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $12.7 million, $11.3 million, $14.0 million, $8.2 million and $4.4 million for the three months ended June 30 and March 31, 2008, and December 31, September 30 and June 30, 2007, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Capital Structure

Debt
(in thousands)
		Balance as of
		June 30, 2008

Mortgage and other secured loans		$5,052,546
Revolving credit facility		–
Total consolidated debt		5,052,546
Company share of MMO joint venture debt		161,707
Total combined debt		$5,214,253

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	47,980	$583,922
Operating partnership units	6,675	81,230
Total common equity	54,655	$665,152

Total consolidated market capitalization		$5,967,698

Total combined market capitalization (2)		$6,129,405
__________
(1)	Value based on the New York Stock Exchange closing price of $12.17 on June 30, 2008.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Balance as of June 30, 2008	% of Debt	Interest Rate as of June 30, 2008 (1)
Floating-Rate Debt

Repurchase facility (2)	May 1, 2011	$35,000	0.69%	4.21%

Construction Loans:
3161 Michelson (3), (4)	September 28, 2008	214,582	4.25%	4.96%
Lantana Media Campus (5)	June 13, 2009	64,003	1.27%	3.96%
17885 Von Karman (5)	December 30, 2008	28,968	0.57%	4.26%
2385 Northside Drive (5)	February 22, 2009	19,812	0.39%	4.36%
207 Goode (5), (6)	May 1, 2010	14,644	0.29%	7.36%
Total construction loans		342,009	6.77%	4.78%

Variable-Rate Mortgage Loans:
Griffin Towers (7)	May 1, 2010	125,000	2.48%	6.50%
500-600 City Parkway (8)	May 9, 2009	97,750	1.93%	3.81%
Brea Corporate Place (9)	May 1, 2009	70,468	1.40%	4.41%
Brea Financial Commons (9)	May 1, 2009	38,532	0.76%	4.41%
Total variable-rate mortgage loans		331,750	6.57%	5.02%

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower (10)	October 9, 2012	389,653	7.71%	7.16%
Total variable-rate swapped to fixed-rate loans		389,653	7.71%	7.16%

Total floating-rate debt		1,098,412	21.74%	5.68%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	10.89%	5.68%
Two California Plaza (11)	May 6, 2017	465,990	9.22%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.06%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.34%	5.15%
777 Tower (11)	November 1, 2013	269,505	5.33%	5.84%
US Bank Tower	July 1, 2013	260,000	5.15%	4.66%
550 South Hope Street (11)	May 6, 2017	198,351	3.92%	5.67%
Park Place I	November 1, 2014	170,000	3.36%	5.64%
City Tower (11)	May 10, 2017	139,823	2.77%	5.85%
Glendale Center	August 11, 2016	125,000	2.47%	5.82%
500 Orange Tower (11)	May 6, 2017	109,075	2.16%	5.88%
2600 Michelson (11)	May 10, 2017	109,047	2.16%	5.69%
City Plaza (11)	May 10, 2017	100,038	1.98%	5.80%
Park Place II	March 11, 2012	99,903	1.98%	5.39%
Stadium Towers Plaza (11)	May 11, 2017	99,166	1.96%	5.78%
Lantana Media Campus	January 6, 2010	98,000	1.94%	4.94%
1920 Main Plaza (11)	May 10, 2017	80,175	1.59%	5.51%
2010 Main Plaza (11)	May 10, 2017	79,111	1.57%	5.51%
801 North Brand	April 6, 2015	75,540	1.50%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.03%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.88%	5.93%
701 North Brand	October 1, 2016	33,750	0.67%	5.87%
700 North Central	April 6, 2015	27,460	0.54%	5.73%
Griffin Towers Senior Mezzanine	May 1, 2011	20,000	0.40%	13.00%
18581 Teller (11)	May 6, 2017	19,830	0.39%	5.65%

Total fixed-rate debt		3,954,134	78.26%	5.52%

Total consolidated debt		$5,052,546	100.00%	5.56%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Debt Summary (continued)
(in thousands, except percentages)

__________
(1)	The June 30, 2008 one-month LIBOR rate of 2.46% was used to calculate interest on the variable-rate loans.
(2)	This loan bears interest at a variable rate of (i) LIBOR plus 1.75% for the first year, (ii) LIBOR plus 2.75% for the second year and (iii) LIBOR plus 3.75% for the third year.
(3)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR rate to a maximum rate of 5.50% for 75.0% of the outstanding balance, excluding extension periods.
(4)	Three one-year extensions are available at our option, subject to certain conditions.
(5)	One one-year extension is available at our option, subject to certain conditions.
(6)
This loan bears interest at a rate of LIBOR plus 1.80%.  We have entered into a forward-starting interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.

(7)
This loan bears interest at a rate of the greater of LIBOR or 3.00%, plus 3.50%.  We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 5.00% during the loan term, excluding the extension period.  One one-year extension is available at our option, subject to certain conditions.

(8)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(9)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(10)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into a forward-starting interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(11)	These loans are reflected net of the related debt discount. At June 30, 2008, the discount for all loans referenced totals approximately $15 million.

Revolving Credit Facility (maturing on April 24, 2011)
(in thousands)

	Maximum Available	Currently Available (1)	Drawn
As of June 30, 2008	$130,000	$119,718	$–
__________
(1)
Amount available under this facility has been reduced by $10,282,000 to secure standby letters of credit, none of which have been drawn through the date of this report.  As of June 30, 2008, there were no outstanding borrowings under our revolving credit facility.  We expect to terminate our revolving credit facility upon the closing of the anticipated financing on our Plaza Las Fuentes and Westin® Pasadena Hotel properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Balance as of June 30, 2008	% of Debt	Interest Rate as of June 30, 2008

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.14%	5.26%
One California Plaza (1)	December 1, 2010	143,636	17.76%	4.73%
San Diego Tech Center (2)	April 11, 2015	136,006	16.82%	5.70%
Washington Mutual Irvine Campus (1)	December 11, 2011	105,893	13.10%	5.07%
Cerritos Corporate Center (3)	February 1, 2016	95,000	11.75%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%
Total fixed-rate debt		808,535	100.00%	5.27%

Total joint venture debt		$808,535	100.00%	5.27%

Our portion of joint venture debt (4)		$161,707
__________
(1)	These loans are reflected net of the related discount. At June 30, 2008, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as of June 30, 2008.
(3)	All monthly debt service payments are made by the joint venture. We are the guarantor on the loan through January 4, 2009.
(4)	We own 20% of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Debt Maturities
(in thousands, except percentages)

	2008	2009	2010	2011	2012	Thereafter	Total
Floating-Rate Debt

Repurchase facility	$–	$10,000	$10,000	$15,000	$–	$–	$35,000

Construction Loans:
3161 Michelson (1)	214,582	–	–	–	–	–	214,582
Lantana Media Campus (2)	–	64,003	–	–	–	–	64,003
17885 Von Karman (2)	28,968	–	–	–	–	–	28,968
2385 Northside Drive (2)	–	19,812	–	–	–	–	19,812
207 Goode (2)	–	–	14,644	–	–	–	14,644
Total construction loans	243,550	83,815	14,644	–	–	–	342,009

Variable-Rate Mortgage Loans:
Griffin Towers (2)	–	–	125,000	–	–	–	125,000
500-600 City Parkway (1)	–	97,750	–	–	–	–	97,750
Brea Corporate Place (1)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (1)	–	38,532	–	–	–	–	38,532

Total variable-rate mortgage loans	–	206,750	125,000	–	–	–	331,750

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower	–	–	–	–	389,653	–	389,653

Total variable-rate swapped to fixed-rate loans	–	–	–	–	389,653	–	389,653

Total floating-rate debt	243,550	300,565	149,644	15,000	389,653	–	1,098,412

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
Pacific Arts Plaza	–	–	–	–	270,000	–	270,000
777 Tower	–	–	–	–	–	273,000	273,000
US Bank Tower	–	–	–	–	–	260,000	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	–	2,232	2,361	2,498	162,909	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
City Plaza	–	–	–	–	–	101,000	101,000
Park Place II	625	1,266	1,266	1,266	95,480	–	99,903
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Lantana Media Campus	–	–	98,000	–	–	–	98,000
1920 Main Plaza	–	–	–	–	–	80,875	80,875
2010 Main Plaza	–	–	–	–	–	79,803	79,803
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	–	52,000	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
Griffin Towers Senior Mezzanine	–	–	–	20,000	–	–	20,000
18581 Teller	–	–	–	–	–	20,000	20,000

Total fixed-rate debt	625	1,266	101,498	23,627	419,978	3,421,707	3,968,701

Total consolidated debt	244,175	301,831	251,142	38,627	809,631	3,421,707	5,067,113

Debt discount	–	–	–	–	–	(14,567)	(14,567)

Total consolidated debt, net of discount	$244,175	$301,831	$251,142	$38,627	$809,631	$3,407,140	$5,052,546

Weighted average interest rate	4.88%	4.12%	5.84%	8.89%	6.15%	5.53%	5.56%
__________
(1)	Three one-year extensions are available at our option, subject to certain conditions.
(2)	One one-year extension is available at our option, subject to certain conditions.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

Property	2008	2009	2010	2011	2012	Thereafter	Total

Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	1,429	2,984	140,202	–	–	–	144,615
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Washington Mutual Irvine Campus	–	–	–	106,000	–	–	106,000
Cerritos Corporate Center	–	–	–	1,054	1,330	92,616	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	1,429	2,984	140,202	107,054	1,330	553,616	806,615

Debt premium, net of discount	–	–	(979)	(107)	–	3,006	1,920

Total joint venture debt	$1,429	$2,984	$139,223	$106,947	$1,330	$556,622	$808,535

Weighted average interest rate	4.73%	4.73%	4.73%	5.07%	5.54%	5.45%	5.27%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended June 30, (1)			For the Six Months Ended June 30, (1)
	2008	2007	% Change	2008	2007	% Change
Total Same Store Portfolio
Number of properties	14	14		14	14
Square feet as of June 30	10,269,128	10,258,023		10,269,128	10,258,023
Percentage of wholly-owned Office Portfolio	59.8%	60.8%		59.8%	60.8%
Weighted average leased percentage (2)	84.7%	87.2%		84.7%	87.2%

GAAP
Breakdown of Net Operating Income:
Operating revenues	$87,687	$89,533	(2.1)%	$177,300	$178,918	(0.9)%
Operating expenses	32,463	32,884	(1.3)%	67,059	66,581	0.7%
Other expenses	62	62		125	125
Net operating income	$55,162	$56,587	(2.5)%	$110,116	$112,212	(1.9)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenues	$85,099	$85,628	(0.6)%	$172,000	$171,808	0.1%
Operating expenses	32,470	32,891	(1.3)%	67,302	66,594	1.1%
Other expenses	62	62		125	125
Net operating income	$52,567	$52,675	(0.2)%	$104,573	$105,089	(0.5)%
__________
(1)
Properties included in the same store analysis are all the properties in our office portfolio, with the exception of our joint venture properties, properties acquired in the Blackstone Transaction in April 2007, the Wateridge Plaza, Pacific Center and Regents Square properties that were disposed of during 2007, 130 State College which was acquired in third quarter 2007, and 3161 Michelson which was placed in service in third quarter 2007.

(2)	Represents weighted average leased amounts for the same store portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,323,651	1,323,651	6.25%	91.8%	$33,605,610	$33,605,610	$27.64
US Bank Tower	1	47	1989	100%	1,412,137	1,412,137	6.67%	64.8%	23,657,950	23,657,950	25.85
Wells Fargo Tower	2	66	1982	100%	1,396,121	1,396,121	6.59%	93.9%	26,686,602	26,686,602	20.36
Two California Plaza	1	64	1992	100%	1,328,275	1,328,275	6.28%	93.2%	24,056,340	24,056,340	19.43
KPMG Tower	1	21	1983	100%	1,143,654	1,143,654	5.40%	92.5%	23,420,590	23,420,590	22.13
777 Tower	1	37	1991	100%	1,009,956	1,009,956	4.77%	94.5%	19,317,031	19,317,031	20.23
550 South Hope Street	1	45	1991	100%	565,738	565,738	2.67%	90.3%	8,440,075	8,440,075	16.52
One California Plaza	1	31	1985	20%	993,024	198,605	4.69%	89.0%	17,325,146	3,465,029	19.59
Total LACBD Submarket	9	329			9,172,556	8,378,137	43.32%	88.2%	176,509,344	162,649,227	21.82

Tri-Cities Submarket
Glendale Center	2	4	1973/1996	100%	386,318	386,318	1.82%	100.0%	8,803,417	8,803,417	22.79
801 North Brand	1	34	1987	100%	285,123	285,123	1.36%	90.1%	4,838,112	4,838,112	18.84
701 North Brand	1	13	1978	100%	131,129	131,129	0.62%	100.0%	2,194,765	2,194,765	16.74
700 North Central	1	20	1979	100%	134,168	134,168	0.63%	94.3%	1,981,969	1,981,969	15.67
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.91%	100.0%	5,071,700	5,071,700	26.28
Total Tri-Cities Submarket	8	80			1,129,696	1,129,696	5.34%	96.8%	22,889,963	22,889,963	20.93

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	22	1989/2001	100%	331,499	331,499	1.57%	86.5%	10,057,811	10,057,811	35.07
Total Entertainment Submarket	3	22			331,499	331,499	1.57%	86.5%	10,057,811	10,057,811	35.07

Cerritos Office Submarket
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.05%	100.0%	5,982,038	1,196,408	26.95
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.49%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.54%	100.0%	8,464,459	1,692,892	25.92

Total Los Angeles County	22	432			10,960,286	9,904,639	51.77%	89.4%	$217,921,577	$197,289,893	$22.25

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket
Park Place	8	39	1977/2002	100%	1,787,273	1,787,273	8.44%	65.0%	$18,160,627	$18,160,627	$15.64
3161 Michelson	1	3	2007	100%	532,141	532,141	2.51%	32.4%	5,086,346	5,086,346	29.49
2600 Michelson	1	31	1986	100%	307,971	307,971	1.46%	84.9%	4,903,664	4,903,664	18.76
1920 Main Plaza	3	32	1988	100%	305,138	305,138	1.44%	76.4%	4,798,259	4,798,259	20.58
2010 Main Plaza	1	28	1988	100%	281,685	281,685	1.33%	66.8%	3,453,975	3,453,975	18.35
18581 Teller	1	3	1983	100%	86,087	86,087	0.41%	100.0%	1,362,066	1,362,066	15.82
Washington Mutual Irvine Campus	4	2	1989/2004	20%	414,595	82,919	1.96%	100.0%	9,078,994	1,815,799	21.90
17885 Von Karman Avenue	1	-	2008	100%	151,370	151,370	0.71%	0.0%	-	-	-
Total Airport Submarket	20	138			3,866,260	3,534,584	18.26%	65.1%	46,843,931	39,580,736	18.61

Costa Mesa Submarket
Griffin Towers	2	39	1987	100%	543,384	543,384	2.57%	65.0%	5,705,862	5,705,862	16.15
Pacific Arts Plaza	8	41	1982	100%	785,258	785,258	3.71%	81.2%	13,772,194	13,772,194	21.61
Total Costa Mesa Submarket	10	80			1,328,642	1,328,642	6.28%	74.6%	19,478,056	19,478,056	19.66

Central Orange Submarket
3800 Chapman	1	1	1984	100%	157,231	157,231	0.74%	63.4%	2,159,701	2,159,701	21.66
500-600 Parkway	3	10	1978	100%	457,204	457,204	2.16%	21.7%	1,583,925	1,583,925	16.00
City Tower	1	26	1988	100%	411,843	411,843	1.94%	81.1%	7,251,394	7,251,394	21.70
City Plaza	1	33	1969/1999	100%	328,329	328,329	1.55%	45.2%	2,477,191	2,477,191	16.69
500 Orange Tower	3	37	1987	100%	334,072	334,072	1.58%	80.9%	5,374,578	5,374,578	19.88
Stadium Towers Plaza	1	29	1988	100%	257,577	257,577	1.22%	74.4%	3,630,866	3,630,866	18.94
Stadium Gateway	1	7	2001	20%	272,826	54,565	1.29%	94.7%	5,450,886	1,090,177	21.10
Total Central Orange Submarket	11	143			2,219,082	2,000,821	10.48%	63.2%	27,928,541	23,567,832	19.93

Other
Brea Corporate Place	2	17	1987	100%	328,880	328,880	1.55%	47.9%	2,744,519	2,744,519	17.42
Brea Financial Commons Portfolio	3	3	1987	100%	165,540	165,540	0.78%	90.7%	2,845,219	2,845,219	18.96
130 State College	1	-	1983	100%	43,449	43,449	0.21%	0.0%	-	-	-
Total Other	6	20			537,869	537,869	2.54%	57.2%	5,589,738	5,589,738	18.17

Total Orange County	47	381			7,951,853	7,401,916	37.56%	65.6%	$99,840,266	$88,216,362	$19.14

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

San Diego County
Sorrento Mesa Submarket
San Diego Tech Center	11	29	1984/1986	20%	645,934	129,187	3.05%	96.8%	$12,307,931	$2,461,586	$19.69
Total Sorento Mesa Submarket	11	29			645,934	129,187	3.05%	96.8%	12,307,931	2,461,586	19.69

Mission Valley Submarket
Mission City Corporate Center	3	13	1990	100%	190,634	190,634	0.90%	82.8%	3,837,130	3,837,130	24.31
2385 Northside	1	-	2008	100%	88,795	88,795	0.42%	0.0%	-	-	-
Total Mission Valley Submarket	4	13			279,429	279,429	1.32%	56.5%	3,837,130	3,837,130	24.31

Total San Diego County	15	42			925,363	408,616	4.37%	84.6%	$16,145,061	$6,298,716	$20.62

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	41	1983	20%	1,211,773	242,354	5.72%	95.2%	$21,973,636	$4,394,727	$19.05
Total Other	1	41			1,211,773	242,354	5.72%	95.2%	21,973,636	4,394,727	19.05

Total Office Properties	85	896			21,049,275	17,957,525	99.42%	80.5%	$355,880,540	$296,199,697	$21.00

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Retail Property
John Wayne Airport Submarket
Park Place	8	24	1981	100%	122,533	122,533	0.58%	91.8%	$3,388,165	$3,388,165	$30.11
Total Retail Properties	8	24			122,533	122,533	0.58%	91.8%	3,388,165	3,388,165	30.11

Total Office and Retail Properties	93	920			21,171,808	18,080,058	100.00%	80.6%	$359,268,705	$299,587,862	$21.06
Effective Office and Retail Properties					18,080,058			78.2%			$21.20

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total - Office, Retail, and Hotel					21,437,808	18,346,058
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					12,826,642	11,009,644	42,020	36,141	$53,937,008	$46,520,294	$1,287
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	12,408,136	12,408,136	2,166
Total Parking Properties					14,541,077	12,724,079	47,749	41,870	$66,345,144	$58,928,430	1,407

Total - Office, Retail, Hotel and Parking Properties					35,978,885	31,070,137
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2008. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2008.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2008 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Portfolio Geographic Distribution (1)

San Diego County
2.3%
Other
1.4%
Orange County
41.2%
LACBD
46.6%
Tri-Cities
6.3%
Cerritos Office
0.4%
Santa Monica
1.8%

(1) The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership	Weighted Average
	Interest	Remaining Lease Term	% Leased	% Leased	% Leased	% Leased	% Leased
	( % )	(in years)	Q2 2008	Q1 2008	Q4 2007	Q3 2007	Q2 2007

Gas Company Tower	100%	6.3	91.8%	90.1%	89.4%	86.5%	90.1%
US Bank Tower	100%	4.4	64.8%	85.0%	85.4%	85.3%	85.3%
Wells Fargo Tower	100%	6.0	93.9%	94.0%	92.8%	92.2%	93.1%
KPMG Tower	100%	9.6	92.5%	68.9%	69.0%	67.9%	68.1%
777 Tower	100%	5.1	94.5%	94.7%	94.1%	93.5%	92.4%
One California Plaza	20%	4.8	89.0%	88.9%	89.3%	86.2%	88.1%
Glendale Center	100%	3.7	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	3.2	90.1%	85.2%	85.8%	86.3%	86.9%
701 North Brand	100%	5.9	100.0%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	3.7	94.3%	94.3%	92.2%	92.2%	92.2%
Plaza Las Fuentes	100%	9.7	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	3.6	86.5%	86.5%	85.8%	93.1%	94.8%
Cerritos - Phase I	20%	6.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	2.9	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	2.5	65.0%	66.4%	71.0%	80.9%	83.0%
3161 Michelson	100%	11.0	32.4%	32.4%	32.4%	59.9%	–
Washington Mutual Irvine Campus	20%	4.4	100.0%	100.0%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	0.0	0.0%	0.0%
Pacific Arts Plaza	100%	6.0	81.2%	84.4%	85.0%	84.9%	87.3%
Stadium Gateway	20%	4.1	94.7%	90.2%	91.8%	91.8%	100.0%
Mission City Corporate Center	100%	3.4	82.8%	82.8%	84.6%	99.0%	97.7%
2385 Northside Drive	100%	0.0	0.0%	0.0%
San Diego Tech Center	20%	2.3	96.8%	97.3%	98.6%	98.7%	99.2%
Wells Fargo Center - Denver	20%	7.0	95.2%	95.2%	95.2%	95.2%	97.2%
Park Place - Retail	100%	6.5	91.8%	91.8%	95.1%	98.7%	97.4%
Two California Plaza	100%	5.5	93.2%	94.2%	93.1%	90.9%	90.9%
550 South Hope Street	100%	5.4	90.3%	91.0%	91.0%	91.0%	90.4%
2600 Michelson	100%	2.6	84.9%	88.0%	85.1%	95.0%	94.3%
1920 Main Plaza	100%	2.9	76.4%	82.8%	81.7%	87.6%	88.6%
2010 Main Plaza	100%	2.5	66.8%	67.8%	71.1%	72.0%	70.9%
3800 Chapman	100%	4.9	63.4%	100.0%	100.0%	100.0%	100.0%
18581 Teller	100%	2.0	100.0%	100.0%	100.0%	79.6%	100.0%
Griffin Towers	100%	4.6	65.0%	62.8%	77.1%	78.1%	79.2%
500-600 Parkway	100%	3.1	21.7%	14.0%	13.6%	13.6%	96.7%
City Tower	100%	3.4	81.1%	89.9%	90.2%	81.8%	98.2%
City Plaza	100%	3.4	45.2%	53.2%	56.6%	56.5%	88.5%
500 Orange Tower	100%	3.7	80.9%	86.9%	94.4%	94.0%	93.8%
Stadium Towers Plaza	100%	2.1	74.4%	79.4%	79.4%	92.0%	93.1%
Brea Corporate Place	100%	3.1	47.9%	46.7%	66.8%	98.6%	99.0%
Brea Financial Commons Portfolio	100%	5.8	90.7%	49.1%	49.1%	100.0%	100.0%
130 State College	100%	0.0	0.0%	0.0%	0.0%	100.0%	–

Total Portfolio		5.1	80.6%	81.1%	83.2%	85.6%	90.0%

Effective Portfolio (1)		5.2	78.2%	78.8%	81.1%	84.2%	89.0%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.1%	576,516	4.1%	40	A
2	Sempra (Pacific Enterprises)	1	8,504,539	2.9%	225,756	1.6%	24	A
3	Wells Fargo Bank (3)	4	6,687,220	2.2%	393,765	2.8%	75	AAA
4	Bank of America (3)	4	4,175,636	1.4%	189,338	1.3%	40	AA+
5	US Bank, National Association	3	3,790,945	1.3%	162,090	1.1%	81	AAA
6	Disney Enterprises	1	3,706,960	1.2%	156,215	1.1%	36	A
7	Washington Mutual, FA (3)	3	2,982,057	1.0%	126,447	0.9%	44	BBB
8	State Farm Mutual Auto Insurance Company	3	2,627,491	0.9%	171,404	1.2%	24	AA
9	GMAC Mortgage Corporation	1	2,499,091	0.8%	130,161	0.9%	66	AAA
10	Home Depot	1	2,159,701	0.7%	99,706	0.7%	59	BBB+

	Total Rated / Weighted Average (3), (4)		58,417,523	19.5%	2,231,398	15.8%	49

	Total Investment Grade Tenants (3)		101,169,641	33.8%	4,419,276	31.3%

	Unrated - Nationally Recognized
11	Gibson Dunn & Crutcher	3	8,843,741	3.0%	354,721	2.5%	112	20th Largest US Law Firm
12	Latham & Watkins	2	8,796,708	2.9%	392,959	2.8%	173	2nd Largest US Law Firm
13	Deloitte & Touche	1	5,216,904	1.8%	342,094	2.4%	81	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.2%	212,721	1.5%	118	World's Largest Insurance Broker
15	KPMG	1	3,612,487	1.2%	175,971	1.3%	72	4th Largest US Accounting Firm
16	Morrison & Foerster	1	3,469,400	1.2%	138,776	1.0%	63	21st Largest US Law Firm
17	Munger Tolles & Olson	1	3,374,322	1.1%	160,682	1.1%	164	125th Largest US Law Firm
18	PricewaterhouseCoopers	1	2,988,225	1.0%	160,784	1.1%	59	3rd Largest US Accounting Firm
19	Sidley Austin LLP	1	2,456,316	0.8%	187,362	1.4%	186	5th Largest US Law Firm
20	Bingham McCutchen, LLP	1	2,442,677	0.8%	104,712	0.7%	55	30th Largest US Law Firm

	Total Unrated / Weighted Average (3), (4)		44,928,475	15.0%	2,230,782	15.8%	116

	Total Nationally Recognized Tenants (3)		77,113,190	25.7%	3,745,075	26.5%

	Total / Weighted Average (3), (4)		$103,345,998	34.5%	4,462,180	31.6%	82

	Total Investment Grade or Nationally Recognized Tenants (3)		$178,282,831	59.5%	8,164,351	57.8%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2008, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2008. Rankings of law firms are based on total gross revenue in 2007 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO Joint Venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 3%
Real Estate and Rental and Leasing 2%
Educational Services 2%
Public Administration 2%
Manufacturing 1%
All Other Services 9%
Finance and Insurance 34%
Utilities 7%
Legal Services 24%
Professional, Scientific and Technical Services (except Legal Services) 11%
Information 5%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	3,908,374	22.6%
2008	626,336	3.6%	$11,277,350	4.0%	$18.01	$18.01
2009	958,617	5.5%	17,977,980	6.3%	18.75	19.15
2010	1,632,472	9.4%	37,162,183	13.1%	22.76	23.74
2011	2,480,403	14.3%	58,926,412	20.7%	23.76	25.22
2012	1,131,381	6.5%	23,915,237	8.4%	21.14	23.72
2013	2,334,211	13.5%	45,751,735	16.0%	19.60	23.65
2014	564,621	3.3%	11,195,447	3.9%	19.83	24.15
2015	873,328	5.1%	18,166,898	6.4%	20.80	24.83
2016	171,543	1.0%	3,470,933	1.2%	20.23	26.58
2017	1,215,627	7.0%	25,589,612	9.0%	21.05	25.36
Thereafter	1,410,208	8.2%	31,233,869	11.0%	22.15	32.35

Total	17,307,121	100.0%	$284,667,656	100.0%	$21.25	$24.57

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2008	243,249	1.4%	$4,484,910	1.6%	$18.44	$18.44
4th Quarter 2008 (3)	383,087	2.2%	6,792,440	2.4%	17.73	17.80
1st Quarter 2009	142,013	0.8%	2,717,291	1.0%	19.13	19.18
2nd Quarter 2009	275,744	1.6%	5,237,583	1.8%	18.99	19.42

Total	1,044,093	6.0%	$19,232,224	6.8%	$18.42	$18.56
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,056,301	11.0%
2008	226,680	2.4%	$4,612,932	2.4%	$20.35	$20.45
2009	316,766	3.3%	6,186,949	3.2%	19.53	19.89
2010	943,945	9.8%	25,269,133	13.2%	26.77	27.65
2011	1,373,678	14.2%	38,610,265	20.2%	28.11	28.86
2012	733,657	7.6%	15,797,019	8.2%	21.53	24.07
2013	1,465,908	15.2%	28,705,763	14.9%	19.58	22.83
2014	448,214	4.6%	8,996,815	4.7%	20.07	24.30
2015	768,541	8.0%	15,783,820	8.2%	20.54	24.57
2016	170,549	1.8%	3,453,932	1.8%	20.25	26.64
2017	1,023,671	10.6%	21,181,349	11.0%	20.69	24.50
Thereafter	1,112,817	11.5%	23,533,995	12.2%	21.15	30.66

Total	9,640,727	100.0%	$192,131,972	100.0%	$22.38	$25.76

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2008	107,668	1.1%	$2,205,238	1.1%	$20.48	$20.48
4th Quarter 2008 (3)	119,012	1.3%	2,407,694	1.3%	20.23	20.41
1st Quarter 2009	43,938	0.4%	836,287	0.4%	19.03	19.09
2nd Quarter 2009	114,801	1.2%	2,149,649	1.2%	18.72	19.18

Total	385,419	4.0%	$7,598,868	4.0%	$19.72	$19.91
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,730,460	37.0%
2008	399,656	5.4%	$6,656,435	7.5%	$16.66	$16.66
2009	600,825	8.1%	10,833,487	12.2%	18.03	18.41
2010	674,429	9.1%	11,524,161	13.0%	17.09	18.17
2011	1,049,818	14.2%	18,965,197	21.3%	18.07	20.29
2012	375,260	5.1%	7,595,318	8.6%	20.24	22.83
2013	868,303	11.8%	17,025,712	19.2%	19.61	25.02
2014	116,407	1.6%	2,198,633	2.5%	18.89	23.58
2015	81,466	1.1%	1,774,473	2.0%	21.78	25.21
2016	994	0.0%	17,001	0.0%	17.10	17.10
2017	191,956	2.6%	4,408,262	5.0%	22.96	29.95
Thereafter	297,391	4.0%	7,699,875	8.7%	25.89	38.64

Total	7,386,965	100.0%	$88,698,554	100.0%	$19.05	$22.26

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2008	135,581	1.8%	$2,271,690	2.6%	$16.76	$16.76
4th Quarter 2008 (3)	264,075	3.6%	4,384,745	4.9%	16.60	16.62
1st Quarter 2009	98,075	1.3%	1,881,004	2.1%	19.18	19.22
2nd Quarter 2009	160,943	2.2%	3,033,406	3.4%	18.85	19.19

Total	658,674	8.9%	$11,570,845	13.0%	$17.57	$17.66
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	202,723	5.2%
2008	155,393	4.0%	$3,007,531	4.0%	$19.35	$19.41
2009	517,830	13.4%	9,696,410	13.0%	18.73	19.23
2010	445,396	11.5%	10,527,835	14.1%	23.64	25.04
2011	473,875	12.3%	9,449,176	12.7%	19.94	21.79
2012	346,369	9.0%	7,199,782	9.7%	20.79	22.16
2013	273,576	7.1%	5,346,187	7.2%	19.54	22.53
2014	726,799	18.8%	15,219,279	20.3%	20.94	24.85
2015	105,013	2.7%	1,937,928	2.6%	18.45	22.26
2016	81,033	2.1%	1,378,696	1.8%	17.01	23.08
2017	37,787	1.0%	732,423	1.0%	19.38	28.52
Thereafter	498,893	12.9%	10,105,805	13.6%	20.26	27.35

Total	3,864,687	100.0%	$74,601,052	100.0%	$20.37	$23.11

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2008	89,156	2.3%	$1,692,784	2.2%	$18.99	$19.01
4th Quarter 2008 (3)	66,237	1.7%	1,314,747	1.8%	19.85	19.95
1st Quarter 2009	26,180	0.7%	465,381	0.7%	17.78	17.78
2nd Quarter 2009	23,386	0.6%	465,044	0.6%	19.89	19.89

Total	204,959	5.3%	$3,937,956	5.3%	$19.21	$19.26
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2008	% Leased	For the Three Months Ended June 30, 2008	% Leased

Leased Square Feet as of March 31, 2008	17,144,644	81.1%	14,223,398	78.8%
Expirations	(870,178)	(4.2)%	(861,956)	(4.8)%
New Leases	635,295	3.0%	618,748	3.4%
Renewals	150,950	0.7%	150,950	0.8%
Leased Square Feet as of June 30, 2008	17,060,711	80.6%	14,131,140	78.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$18.62
New / Renewed Rate per Square Foot				$22.56
Percentage Change				21.1%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$17.37
New / Renewed Rate per Square Foot				$23.84
Percentage Change				37.3%

Weighted Average Lease Term - New (in months)				137
Weighted Average Lease Term - Renewal (in months)				55
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after June 30, 2009.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2008	% Leased	For the Three Months Ended June 30, 2008	% Leased

Leased Square Feet as of March 31, 2008, Los Angeles Central Business District	8,084,373	88.3%	7,378,120	88.3%
Expirations	(438,931)	(4.9)%	(434,637)	(5.3)%
New Leases	372,715	4.0%	367,287	4.3%
Renewals	69,938	0.8%	69,938	0.8%
Leased Square Feet as of June 30, 2008, Los Angeles Central Business District	8,088,095	88.2%	7,380,708	88.1%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.99
New / Renewed Rate per Square Foot				$23.74
Percentage Change				13.1%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.25
New / Renewed Rate per Square Foot				$25.87
Percentage Change				34.4%

Weighted Average Lease Term - New (in months)				182
Weighted Average Lease Term - Renewal (in months)				67
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after June 30, 2009.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2008	% Leased	For the Three Months Ended June 30, 2008	% Leased

Leased Square Feet as of March 31, 2008, Orange County	5,427,853	67.3%	4,899,303	65.2%
Expirations	(412,448)	(5.1)%	(412,448)	(5.5)%
New Leases	236,251	2.8%	226,475	3.0%
Renewals	77,757	1.0%	77,757	1.0%
Leased Square Feet as of June 30, 2008, Orange County	5,329,413	66.0%	4,791,087	63.7%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$16.93
New / Renewed Rate per Square Foot				$21.35
Percentage Change				26.1%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$15.99
New / Renewed Rate per Square Foot				$22.10
Percentage Change				38.2%

Weighted Average Lease Term - New (in months)				74
Weighted Average Lease Term - Renewal (in months)				46
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after June 30, 2009.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Tenant Improvements and Leasing Commissions (1), (2)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2008	March 31, 2008	2007	2006	2005
Renewals (3)
Number of Leases	28	40	152	74	67
Square Feet	149,651	166,714	881,406	824,516	740,375
Tenant Improvement Costs per Square Foot (4)	$11.39	$19.17	$11.69	$29.22	$11.25
Leasing Commission Costs per Square Foot	$4.50	$6.21	$5.14	$8.18	$3.64
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$15.89	$25.38	$16.83	$37.40	$14.89
Costs per Square Foot per Year	$3.42	$4.98	$3.41	$4.78	$3.46

New / Modified Leases (5)
Number of Leases	42	45	141	147	138
Square Feet	598,209	192,785	893,634	1,015,192	1,047,634
Tenant Improvement Costs per Square Foot (4)	$55.55	$26.20	$22.89	$20.93	$24.29
Leasing Commission Costs per Square Foot	$13.55	$6.81	$6.52	$6.34	$5.41
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$69.10	$33.01	$29.41	$27.27	$29.70
Costs per Square Foot per Year	$5.92	$5.75	$5.00	$4.33	$4.78

Total
Number of Leases	70	85	293	221	205
Square Feet	747,860	359,500	1,775,040	1,839,708	1,788,009
Tenant Improvement Costs per Square Foot (4)	$46.72	$22.94	$17.33	$24.64	$18.89
Leasing Commission Costs per Square Foot	$11.74	$6.53	$5.84	$7.16	$4.68
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$58.46	$29.47	$23.17	$31.80	$23.57
Costs per Square Foot per Year	$5.69	$5.41	$4.28	$4.55	$4.36
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(2)
Tenant improvements and leasing commission information in 2008 and 2007 reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.  Information for 2006 and 2005 reflects 100% of the consolidated portfolio and 100% of the MMO joint venture properties.

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.
(4)	Tenant improvements include improvements and lease concessions.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Historical Capital Expenditures - Office Properties (1)

	For the Three Months Ended		For the Year Ended December 31,

	June 30, 2008	March 31, 2008	2007	2006	2005

Consolidated
Non-recoverable capital expenditures (2), (3)	$2,522,826	$4,469,765	$11,326,800	$2,454,126	$4,502,547
Total square feet	16,080,783	16,054,577	16,051,311	11,625,028	9,150,550
Non-recoverable capital expenditures per square foot	$0.16	$0.28	$0.71	$0.21	$0.49
Unconsolidated
Non-recoverable capital expenditures (4)	$83,172	$28,309	$50,406	$153,069
Total square feet (5)	635,581	635,556	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.13	$0.04	$0.08	$0.25

Consolidated
Recoverable capital expenditures (6), (7)	$56,406	$291,527	$2,857,483	$1,329,624	$1,553,935
Total square feet	16,080,783	16,054,577	16,051,311	11,625,028	9,150,550
Recoverable capital expenditures per square foot	$0.00	$0.02	$0.18	$0.11	$0.17
Unconsolidated
Recoverable capital expenditures (4), (6)	$–	$–	$5,779	$122,149
Total square feet (5)	635,581	635,556	624,674	622,561
Recoverable capital expenditures per square foot	$–	$–	$0.01	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)
Excludes approximately $2.8 million of non-recoverable capital expenditures for the three months ended June 30, 2008 as a result of discretionary renovation costs at KPMG Tower.  Excludes approximately $3.6 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of discretionary renovation costs totaling $3.3 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.

(3)
Excludes approximately $3.8 million of non-recoverable capital expenditures for 2007 as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus.  For 2006 and 2005, excludes $0.5 million and $0.6 million, respectively, of non-recoverable capital expenditures incurred at acquired properties following their acquisition.

(4)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(5)
The square footages of Cerritos Corporate Center Phases I and II and a portion of Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.

(6)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

(7)	Excludes $0.5 million of recoverable capital expenditures for 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
			Percent
Westin Hotel, Pasadena, CA	2008	2007	Change	2008	2007

Occupancy	86.9%	83.2%	4.5%	83.4%	79.1%

Average daily rate	$176.54	$171.80	2.8%	$178.15	$174.96

Revenue per available room (REVPAR)	$153.49	$142.97	7.4%	$148.58	$138.35

Hotel net operating income	$2,508,723	$2,580,739	(2.8)%	$4,884,711	$4,679,288

Hotel Historical Capital Expenditures

	For the Three Months Ended June 30,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2008	2007	2007	2006	2005

Hotel improvements and equipment replacements	$110,703	$148,178	$712,955	$730,531	$313,011

Total hotel revenue	$6,986,098	$7,061,569	$27,214,156	$27,053,648	$24,037,425

Hotel improvements as a percentage of hotel revenue	1.6%	2.1%	2.6%	2.7%	1.3%

Renovation and upgrade costs (1)	$–	$–	$–	$164,072	$3,461,780
__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

 Construction in Progress

			As of June 30, 2008

Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Projected Stabilized NOI	Estimated Date of Completion
			(in millions)	(in millions)	(in millions)		(in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	81%				198,000		2008 (4)
Lantana Media Campus - Structured Parking						223,000
Total Lantana Media Campus			$18.0	$71.0	$89.0	421,000	12.0 - 13.0

207 Goode Avenue	Glendale, CA	0%	13.9	21.5	64.5	189,000	7.5 - 8.0	Second Quarter 2009

	Total		$31.9	$92.5	$153.5	610,000
__________
(1)
Land value represents the total land cost attributable to the entire project, including building and parking structure, and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $2 million for 207 Goode Avenue and $3 million for Lantana Media Campus.

(2)	The estimated cost of development excludes land.
(3)	The developable square feet represent the office, retail, residential and parking square footages that we estimate can be developed on the referenced property.
(4)
The East building (66,000 sq ft) was completed during the first quarter of 2008.  We expect to begin tenant improvement work at the East building in the fourth quarter of 2008.  The South building (132,000 sq ft) is estimated to be completed during the third quarter of 2008.  We expect to begin tenant improvement work at the South building in the third quarter of 2008.  Tenant improvements are scheduled according to our tenants’ expected move-in dates.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

  Development Pipeline

		As of June 30, 2008
		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	Office
		266,000	Structured Parking

Glendale Center - Phase II	Glendale, CA	264,000	Mixed Use
		158,000	Structured Parking

	Total Los Angeles County	1,618,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	Office
		367,000	Structured Parking

Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	Office, Mixed-Use
		784,000	Structured Parking

Pacific Arts Plaza	Costa Mesa, CA	468,000	Office
		225,000	Residential (3)
		260,000	Structured Parking

Park Place	Irvine, CA	1,237,000	Office, Retail & Hotel
		1,048,000	Residential
		2,376,000	Structured Parking

2600 Michelson (4)	Irvine, CA	270,000	Office
		154,000	Structured Parking

500 Orange Center (5)	Orange, CA	900,000	Office
		960,000	Structured Parking

605 City Parkway	Orange, CA	200,000	Office
		228,000	Structured Parking

City Plaza II	Orange, CA	360,000	Office
		387,000	Structured Parking

City Tower II (6)	Orange, CA	465,000	Office
		696,000	Structured Parking
	Total Orange County	12,217,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	Office
		1,674,000	Structured Parking
	Total San Diego County	2,994,000

	Total Portfolio	16,829,000
__________
(1)	The developable square feet presented represents the office, retail, hotel, residential and parking footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we are currently in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e. Park Place).

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO joint venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management believes that both gains on disposal and impairment losses should be excluded from the calculation of FFO because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease. These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management believes that both gains on disposal and impairment losses should be excluded from the calculation of EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted EBITDA: (continued)

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of EBITDA costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of EBITDA would make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.